Exhibit 99.1



Case Name: Interstate Bakeries
Corporation & All Subsidiaries                        Case No:   04-45814-jwv-11

                 Consolidated Monthly Operating Report Summary
                 ---------------------------------------------
             For The Four Weeks Ended and as of December 10, 2005
             ----------------------------------------------------

REVENUE
-------


Gross Income                                                                        223,768,853
Less Cost of Goods Sold                                                             110,173,863
  Ingredients, Packaging & Outside Purchasing                 $   54,021,027
  Direct & Indirect Labor                                         42,969,685
  Overhead & Production Administration                            13,183,151
Gross Profit                                                                        113,594,990
                                                                                ----------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries
                                                                           -
Selling & Delivery Employee Salaries                              56,461,362
Advertising and Marketing                                          4,021,367
Insurance (Property, Casualty, & Medical)                         13,936,079
Payroll Taxes                                                      4,768,621
Lease and Rent                                                     3,717,144
Telephone and Utilities                                            1,242,538
Corporate Expense (Including Salaries)                             6,768,500
Other Expenses                                                    29,259,580
Total Operating Expenses                                                            120,175,191
                                                                                ----------------
             EBITDA                                                                  (6,580,201)
Restructuring & Reorganization Charges                            (6,049,278) (i)
Depreciation and Amortization                                      5,717,337
Other Income                                                          (1,916)
Gain/Loss Sale of Prop                                                     -
Interest Expense                                                   3,873,560
Operating Income (Loss)                                                             (10,119,904)
Income Tax Expense (Benefit)                                        (423,057)
                                                                                ----------------
                                                                                $    (9,696,847)
                                                                                ================


CURRENT ASSETS
--------------
  Accounts Receivable at end of period                                              151,009,502
  Increase (Decrease) in Accounts Receivable for period                              (5,991,166)
  Inventory at end of period                                                        60,384,752
  Increase (Decrease) in Inventory for period                                        (1,815,015)
  Cash at end of period                                                             137,487,863
  Increase (Decrease) in Cash for period                                              2,668,489
  Restricted Cash                                                                    31,352,571 (ii)
  Increase (Decrease) in Restricted Cash for period                                  11,429,522 (iii)

LIABILITIES
-----------
  Increase (Decrease) Liabilities Not Subject to Compromise                           8,024,134
  Increase (Decrease) Liabilities  Subject to Compromise                               (214,062)
  Taxes payable:
      Federal Payroll Taxes                                  $  11,403,114
      State/Local Payroll Taxes                                  6,012,773
      State Sales Taxes                                            710,787
      Real Estate and
        Personal Property Taxes                                 17,007,102
     Other (see attached supplemental schedule)                  6,298,230
     Total Taxes Payable                                                             41,432,006



See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental Schedule for period ended
December 10, 2005



          Description                            Amount
          -----------                            ------

       Use Tax                          $       1,493,684
       Accr. Franchise Tax                      1,791,374
       Other Taxes                              3,013,172

       Total Other Taxes Payable        $       6,298,230
                                          ================




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(i) Reorganization and restructuring expenses for the period include charges for professional fees of approximately $1,834,000, key employee retention plan and restructuring bonus accruals of approximately $327,000, severance pay related to route consolidation of approximately $1,968,000, and gains on property sales of approximately $8,913,000.

(ii) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession financing agreement.

(iii) Increase in restricted cash includes proceeds from the sale of property and equipment in connection with our restructuring activities.

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


           EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                     CONSOLIDATED MONTHLY OPERATING REPORT
                         DATED AS OF DECEMBER 10, 2005


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended December 10, 2005 and balances of and period changes (including year end adjustments reflected after the preparation of the May 28, 2005 MOR) in certain of the Company's accounts as of December 10, 2005, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004 and 2005 Annual Reports on Form 10-K and the fiscal 2005 and 2006 quarterly Form 10-Qs with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR does not reflect certain quarter adjustments that are generally recorded upon review of major accounts prior to the end of each quarterly filing period. In addition, items included in these results for the period ended December 10, 2005 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2004 and 2005 annual Form 10-Ks and its fiscal 2005 and 2006 quarterly Form 10-Qs.

3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

         a. The Company has not completed the process of reconciling and identifying its pre and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

         b. This MOR may not reflect all non-cash asset valuation charges that could be identified due to financial circumstances leading to our bankruptcy filing on September 22, 2004 and our restructuring activities undertaken during fiscal 2005 and 2006. We may be required to reflect additional impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets. Significant impairment charges related to fiscal 2005 have previously been recorded.

         c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

         d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.
         e. Certain items related to results presented herein are under research and may impact results presented in future monthly reports. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, the MOR does not reflect certain quarterly adjustments.

4. The Company has not yet completed the preparation of its year end fiscal 2004 or fiscal 2005 financial statements and further work on these financials could impact fiscal 2006 results as presented.

5. As of December 10, 2005 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. There were $71.4 million of letters of credit outstanding as of December 10, 2005, which were partially collateralized by $31.4 million of restricted cash as shown on the MOR. The amount of the credit facility available for borrowing was $102.6 million as of December 10, 2005. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.

6. On January 14, 2006, Mrs. Cubbison's Foods, Inc filed a voluntary petition for relief under Chapter 11 of the United States bankruptcy code in the Western District of Missouri. The case number is 06-40111
      (JWV). Mrs. Cubbison's Foods, Inc. is a majority-owned indirect subsidiary of Interstate Bakeries Corporation.